                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                      ------------------------------------



Date of report (Date of earliest event reported): JULY 1, 2000

                              CARDIAC SCIENCE, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



       DELAWARE                        0-19567                  33-0465681
--------------------------------------------------------------------------------
(State or Other Juris-           (Commission File No.)       (IRS Employer
diction of Incorporation)                                    Identification No.)


16931 MILLIKAN AVENUE, IRVINE, CA                                92606
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:      (949) 587-0357

                                       N/A
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report.)

     This Amendment No. 1 to the Current Report on Form 8-K is filed by Cardiac Science, Inc. to supply financial statements and pro forma financial information that were not available on the date of the initial filing.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On July 1, 2000, Cardiac Science, Inc. (the "Company"), through a newly formed wholly-owned subsidiary, Cardiac Acquisition Corp. (the "Acquisition Subsidiary"), acquired Cadent Medical Corporation ("Cadent"), a privately-held company that has developed a cell phone size defibrillator designed to be worn by mobile cardiac patients.

     The acquisition was effected pursuant to a Merger Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of June 22, 2000, by and among the Company, Cadent, and the Acquisition Subsidiary. Pursuant to the Merger Agreement, the Acquisition Subsidiary was merged with and into Cadent (the "Merger"), with Cadent being the surviving corporation and a wholly-owned subsidiary of the Company. As consideration, the Cadent shareholders received an aggregate of 4.5 million shares of restricted common stock of the Company, 420,000 shares of which are being held in escrow pursuant to an escrow agreement, and 300,000 share of which either shall be issued to certain employees of Cadent on or before January 2, 2001 (upon to the satisfaction of certain conditions) or shall be added to the shares held in escrow.

     The Company intends to continue to utilize Cadent's assets in the manner in which they were used prior to the Merger.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Businesses Acquired

          Attached are the audited financial statements of Cadent as of December 31, 1998 and 1999, and for the years ended 1997, 1998 and 1999. Also attached are unaudited financial statements as of March 31, 2000 and for the three months ended March 31, 2000 and March 31, 1999.

     (b)  Pro Forma Financial Information

          Attached are unaudited pro forma financial statements of Cardiac Science, Inc. as of March 31, 2000, for the quarter ended March 31, 2000, and for the year ended December 31, 1999.

     (c)  Exhibits:

          The following exhibits are filed as part of this Current Report:

                  Exhibit
                  Number                   Description
                  ------                   -----------
                  23                       Consent of PricewaterhouseCoopers LLP

                                   SIGNATURES:

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                             CARDIAC SCIENCE, INC.



                                             By: /s/ Raymond W. Cohen
                                                 -----------------------------
                                                 Raymond W. Cohen, President
                                                 and Chief Executive Officer

Date: August 10, 2000

(a) Audited Financial Statements

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Cadent Medical Corporation:

In our opinion, the accompanying balance sheets and the related statements of operations, of changes in redeemable preferred stock and stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Cadent Medical Corporation (a development stage enterprise) at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years ended December 31, 1999, 1998 and 1997 and for the period from inception (July 2, 1996) through December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has incurred losses from operations since its inception and has negative working capital and a net stockholders' deficit. These circumstances raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.





March 24, 2000, except for Notes K and L as to which the date is June 5, 2000

CADENT MEDICAL CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEETS
DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                                     1999             1998
ASSETS
Current assets:
  Cash and cash equivalents                                                      $  2,439,404    $    113,737
  Prepaid expenses and other current assets                                            19,244          29,293
                                                                                 ------------    ------------
      Total current assets                                                          2,458,648         143,030
Property and equipment, net (Note C)                                                  266,269         302,221
Organization costs, net of accumulated amortization of $30,000 and $14,486
 at December 31,1999 and 1998, respectively                                              --            15,514
Other assets                                                                           22,672          28,315
                                                                                 ------------    ------------
      Total assets                                                               $  2,747,589    $    489,080
                                                                                 ============    ============

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable                                                               $    206,382    $    506,687
  Accrued expenses                                                                     83,136          41,234
  Accrued litigation costs                                                          3,377,421         158,496
  Convertible promissory notes payable and accrued interest                              --         1,493,668
  Equipment loan payable                                                              201,675         267,245
                                                                                 ------------    ------------
      Total current liabilities                                                     3,868,614       2,467,330

Commitments and contingencies (Notes F, I and K)
Redeemable preferred stock:
  Redeemable Preferred Stock, Class A Cumulative Convertible, $0.01 par value,
   800,000 shares authorized; 799,999 issued and outstanding at December 31,
   1999 and 1998 (liquidation preference of $4,944,653 at December 31, 1999)        4,944,653       4,624,653
  Redeemable Preferred Stock, Class B Cumulative Convertible, $0.01 par value,
   560,000 shares authorized; 554,657 shares issued and outstanding at
   December 31, 1999 and 1998 (liquidation preference of $4,854,703
   at December 31, 1999)                                                            4,854,703       4,521,904
  Redeemable Preferred Stock, Class C Cumulative Convertible, $0.01 par value,
   860,000 shares authorized; 859,462 shares issued and outstanding
   at December 31, 1999 (liquidation preference of $1,584,824)                      1,584,824            --
  Redeemable Preferred Stock, Class D Cumulative Convertible, $0.01 par value,
   2,797,000 shares authorized; 2,638,086 shares issued and outstanding
   at December 31, 1999 (liquidation preference of $9,459,115)                      4,842,466            --
  Redeemable Preferred Stock, Class E Cumulative Convertible, $0.01 par value,
   1,993,000 shares authorized; 1,754,152 shares issued and outstanding
   at December 31, 1999 (liquidation preference of $3,211,105)                      3,211,105            --
                                                                                 ------------    ------------
      Total redeemable preferred stock                                             19,437,751       9,146,557

Stockholders' deficit (Notes G and H):
  Common stock, $0.01 par value, 9,684,000 shares authorized; 516,627 and
   514,600 shares issued and outstanding at December 31,1999 and 1998,
   respectively                                                                         5,166           5,146
  Deficit accumulated during the development stage                                (20,563,942)    (11,129,953)
                                                                                 ------------    ------------
      Total stockholders' deficit                                                 (20,558,776)    (11,124,807)
                                                                                 ------------    ------------
      Total liabilities, redeemable preferred stock and stockholders' deficit    $  2,747,589    $    489,080
                                                                                 ============    ============

   The accompanying notes are an integral part of these financial statements.

CADENT MEDICAL CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                   PERIOD FROM
                                                                                    INCEPTION
                                                                                  (JULY 2, 1996)
                                    YEAR ENDED      YEAR ENDED      YEAR ENDED       THROUGH
                                   DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                       1999            1998            1997            1999
Operating expenses:
  Research and development costs   $  3,344,234    $  3,803,691    $  4,380,219    $ 12,048,873
  General and administrative            437,177         255,324         236,238       1,116,169
  Litigation costs                    4,601,618         316,120         504,218       5,421,956
                                   ------------    ------------    ------------    ------------

      Total operating expenses        8,383,029       4,375,135       5,120,675      18,586,998
                                   ------------    ------------    ------------    ------------

Interest income                         191,386          49,448         111,980         380,039

Interest expense                        (45,142)        (60,186)           (600)       (107,007)
                                   ------------    ------------    ------------    ------------

Net loss                           $  8,236,785    $  4,385,873    $  5,009,295    $ 18,313,966
                                   ============    ============    ============    ============



   The accompanying notes are an integral part of these financial statements.

CADENT MEDICAL CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CHANGES IN REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (JULY 2, 1996) THROUGH DECEMBER 31, 1999
--------------------------------------------------------------------------------



                                                                                 REDEEMABLE PREFERRED STOCK
                                                      -----------------------------------------------------------------------------
                                                               CLASS A                   CLASS B                  CLASS C
                                                        NUMBER                    NUMBER                   NUMBER
                                                      OF SHARES        AMOUNT    OF SHARES      AMOUNT    OF SHARES      AMOUNT
Initial capitalization, July 2, 1996                       --       $      --        --       $      --        --      $       --
Redeemable preferred stock, Class A
  convertible, issuance costs of $49,477, issued
  at $5.00 per share (Note G) October, 1996             799,999       3,999,995
Common stock issued to founders, $0.05 per
  share (Note G)
Net loss
                                                        -------    ------------   -------    ------------   -------    ------------
Balance at December 31, 1996                            799,999       3,999,995

Redeemable preferred stock, Class B
  convertible, issuance costs of $37,245, issued
  at $7.50 per share (Note G) August, 1997                                        554,657       4,159,928
Accretion of dividends for preferred stock                              304,658                    29,177
Common stock issued to investor
Net loss
                                                        -------    ------------   -------    ------------   -------    ------------
Balance at December 31, 1997                            799,999       4,304,653   554,657       4,189,105

Accretion of dividends for preferred stock                              320,000                   332,799
Net loss
                                                        -------    ------------   -------    ------------   -------    ------------
Balance at December 31, 1998                            799,999       4,624,653   554,657       4,521,904

Redeemable preferred stock, Class C
  convertible, issuance costs of $32,329, issued
  at $1.75 per share (Note G) January, 1999                                                                 859,462       1,504,058
Redeemable preferred stock, Class D
  convertible, issuance costs of $32,329, issued
  at $1.75 per share (Note G) April, 1999
Redeemable preferred stock, Class E
  convertible, issuance costs of $32,329, issued
  at $1.75 per share (Note G) April, 1999

Accretion of dividends for preferred stock                              320,000                   332,799                    80,766

Exercise of stock options

Net loss
                                                        -------    ------------   -------    ------------   -------    ------------
Balance at December 31, 1999                            799,999    $  4,944,653   554,657    $  4,854,703   859,462    $  1,584,824
                                                        =======    ============   =======    ============   =======    ============

                                                                 REDEEMABLE PREFERRED STOCK
                                                   ------------------------------------------------------
                                                             CLASS D                   CLASS E
                                                       NUMBER                      NUMBER
                                                      OF SHARES      AMOUNT       OF SHARES     AMOUNT
Initial capitalization, July 2, 1996                       --      $       --        --        $     --
Redeemable preferred stock, Class A
  convertible, issuance costs of $49,477, issued
  at $5.00 per share (Note G) October, 1996
Common stock issued to founders, $0.05 per
  share (Note G)
Net loss
                                                      ---------    ------------   ---------   ------------
Balance at December 31, 1996

Redeemable preferred stock, Class B
  convertible, issuance costs of $37,245, issued
  at $7.50 per share (Note G) August, 1997
Accretion of dividends for preferred stock
Common stock issued to investor
Net loss
                                                      ---------    ------------   ---------   ------------
Balance at December 31, 1997

Accretion of dividends for preferred stock
Net loss
                                                      ---------    ------------   ---------   ------------
Balance at December 31, 1998

Redeemable preferred stock, Class C
  convertible, issuance costs of $32,329, issued
  at $1.75 per share (Note G) January, 1999
Redeemable preferred stock, Class D
  convertible, issuance costs of $32,329, issued
  at $1.75 per share (Note G) April, 1999             2,638,086       4,616,652
Redeemable preferred stock, Class E
  convertible, issuance costs of $32,329, issued
  at $1.75 per share (Note G) April, 1999                                         1,754,152      3,069,766

Accretion of dividends for preferred stock                              225,814                    141,339

Exercise of stock options

Net loss

                                                      ---------    ------------   ---------   ------------
Balance at December 31, 1999                          2,638,086    $  4,842,466   1,754,152   $  3,211,105



                                                               STOCKHOLDERS' EQUITY (DEFICIT)
                                                   ----------------------------------------------------
                                                                           DEFICIT
                                                                          ACCUMULATED        TOTAL
                                                     COMMON STOCK          DURING THE     STOCKHOLDERS'
                                                     NUMBER               DEVELOPMENT       EQUITY
                                                   OF SHARES   AMOUNT        STAGE         (DEFICIT)
Initial capitalization, July 2, 1996                 200,000   $ 2,000    $      8,000   $     10,000
Redeemable preferred stock, Class A
  convertible, issuance costs of $49,477, issued
  at $5.00 per share (Note G) October, 1996                                   (49,477)       (49,477)
Common stock issued to founders, $0.05 per
  share (Note G)                                    314,000      3,140         12,560         15,700
Net loss                                                                     (682,013)      (682,013)
                                                    -------   --------   ------------    ------------
Balance at December 31, 1996                        514,000      5,140       (710,930)      (705,790)

Redeemable preferred stock, Class B
  convertible, issuance costs of $37,245, issued
  at $7.50 per share (Note G) August, 1997                                    (37,245)       (37,245)
Accretion of dividends for preferred stock                                   (333,835)      (333,835)
Common stock issued to investor                         600          6             24             30
Net loss                                                                   (5,009,295)    (5,009,295)
                                                    -------   --------   ------------    ------------
Balance at December 31, 1997                        514,600      5,146     (6,091,281)    (6,086,135)

Accretion of dividends for preferred stock                                    (652,799)      (652,799)
Net loss                                                                   (4,385,873)     (4,385,873)
                                                    -------   --------   ------------    ------------
Balance at December 31, 1998                        514,600      5,146    (11,129,953)    (11,124,807)

Redeemable preferred stock, Class C
  convertible, issuance costs of $32,329, issued
  at $1.75 per share (Note G) January, 1999                                   (32,329)        (32,329)
Redeemable preferred stock, Class D
  convertible, issuance costs of $32,329, issued
  at $1.75 per share (Note G) April, 1999                                     (32,329)        (32,329)
Redeemable preferred stock, Class E
  convertible, issuance costs of $32,329, issued
  at $1.75 per share (Note G) April, 1999                                     (32,329)        (32,329)

Accretion of dividends for preferred stock                                 (1,100,718)     (1,100,718)

Exercise of stock options                             2,027         20            501             521

Net loss                                                                   (8,236,785)     (8,236,785)
                                                    -------   --------   ------------    ------------
Balance at December 31, 1999                        516,627   $  5,166   $(20,563,942)   $(20,558,776)
                                                    =======   ========   ============    ============

   The accompanying notes are an integral part of these financial statements.

CADENT MEDICAL CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------


                                                                                                                     PERIOD FROM
                                                                                                                      INCEPTION
                                                                                                                    (JULY 2, 1996)
                                                                       YEAR ENDED      YEAR ENDED      YEAR ENDED       THROUGH
                                                                      DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                                         1999            1998            1997            1999
Cash flows for operating activities:
  Net loss                                                           $ (8,236,785)   $ (4,385,873)   $ (5,009,295)   $(18,313,966)
  Adjustments to reconcile net loss to net cash used
   by operating activities:
    Depreciation and amortization                                         165,813          89,251          47,060         305,740
    Changes in operating assets and liabilities:
      Prepaid expenses and other current assets                            10,049           2,903         (16,563)        (19,244)
      Other assets                                                          5,643           5,587         (29,952)        (22,672)
      Accounts payable and accrued litigation costs                     2,918,620         390,510         156,473       3,583,803
      Accrued expenses                                                     41,976          38,931         (21,843)        121,377
                                                                     ------------    ------------    ------------    ------------
      Net cash used by operating activities                            (5,094,684)     (3,858,691)     (4,874,120)    (14,344,962)
                                                                     ------------    ------------    ------------    ------------

Cash flows for investing activities:
  Purchase of property and equipment                                     (114,347)        (80,845)       (319,335)       (542,009)
  Payment of organization costs                                              --              --              --           (30,000)
  Purchase of short-term investment                                          --              --          (486,277)       (486,277)
  Maturity of short-term investment                                          --           500,000            --           500,000
  Amortization of discount on short-term investment                          --           (13,723)           --           (13,723)
                                                                     ------------    ------------    ------------    ------------

      Net cash (used in) provided by investing activities                (114,347)        405,432        (805,612)       (572,009)
                                                                     ------------    ------------    ------------    ------------

Cash flows from financing activities:
  Proceeds from issuance of preferred stock, net of issuance costs      7,599,745            --         4,122,683      15,673,020
  Proceeds from issuance of convertible promissory notes payable             --         1,455,427            --         1,455,427
  Proceeds from equipment loan                                               --           300,199            --           300,199
  Payments of principal on equipment loan                                 (65,570)        (32,954)           --           (98,524)
  Proceeds from issuance of common stock                                      523            --                30          26,253
                                                                     ------------    ------------    ------------    ------------

      Net cash provided by financing activities                         7,534,698       1,722,672       4,122,713      17,356,375
                                                                     ------------    ------------    ------------    ------------

Net increase (decrease) in cash and cash equivalents                    2,325,667      (1,730,587)     (1,557,019)      2,439,404

Cash and cash equivalents at beginning of period                          113,737       1,844,324       3,401,343            --
                                                                     ------------    ------------    ------------    ------------

Cash and cash equivalents at end of period                           $  2,439,404    $    113,737    $  1,844,324    $  2,439,404
                                                                     ============    ============    ============    ============

Cash paid during the period for:
    Interest                                                         $     45,142    $     28,609    $       --      $     74,830
                                                                     ============    ============    ============    ============

Disclosure of non-cash financing activities:
   Conversion of promissory notes into Class C preferred stock       $  1,493,744    $         --    $         --    $  1,493,744
                                                                     ============    ============    ============    ============


   The accompanying notes are an integral part of these financial statements.

A.       NATURE OF BUSINESS

         Cadent Medical Corporation (the "Company") was established on July 2, 1996 for the purpose of developing, manufacturing and selling a noninvasive, externally wearable cardiac defibrillator. The Company's prototype device is currently under development. Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. Accordingly, the Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No 7. Management anticipates that substantially all future revenues will be derived from products under development or those developed in the future.

         The Company is subject to a number of risks similar to other companies in the industry, including rapid technological change, uncertainty of market acceptance of products, uncertainty of regulatory approval, competition from substitute products and larger companies, customers' reliance on third-party reimbursement, the need to obtain additional financing, compliance with government regulations, protection of proprietary technology, dependence on third-parties, product liability, and dependence on key individuals.

         The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a limited operating history, has incurred losses from operations since its inception and has a net stockholders' deficit. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters include continued development, marketing and licensing of its products as well as seeking additional financing arrangements, sale of the Company or other alternative methods. Although, management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining financing on terms acceptable to the Company or the sale of the Company will be consummated. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


B.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS
         The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are stated at amortized cost plus accrued interest, which approximates fair value. Cash equivalents consist of money market instruments.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         The carrying amounts of the Company's financial instruments, which include cash equivalents, accounts payable and accrued expenses approximate their fair values due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of equipment loan payable obligation approximates fair value.

         CONCENTRATION OF CREDIT RISK
         Cash and cash equivalents are financial instruments which potentially subject the Company to concentrations of credit risk. At December 31, 1999, the Company's cash was substantially invested in money market funds and repurchase agreements with one financial institution.

         PROPERTY AND EQUIPMENT
         Property and equipment are stated at cost. Repairs and maintenance costs are charged to operations when incurred, while betterments are capitalized. Depreciation is computed using the straight-line method based on the estimated useful lives of the various assets which range from three to seven years. Upon retirement or disposal, the cost of the asset disposed of and the related accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statement of operations.

         ORGANIZATION COSTS
         Costs related to the formation of the Company have been capitalized and are being amortized using the straight-line method over five years.

         In April 1998, the Accounting Standards Executive Committee of the AICPA issued Statement of Position ("SoP") 98-5, "Reporting on the Costs of Start-Up Activities." Under SoP 98-5 organizational costs should be expensed. Accordingly, Cadent expensed its remaining unamortized organizational costs of $15,514 in fiscal 1999.

         RESEARCH AND DEVELOPMENT COSTS
         Research and development costs are expensed as incurred.

         ACCOUNTING FOR STOCK-BASED COMPENSATION
         Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to nonemployees are accounted for under the provisions of SFAS No. 123.

         INCOME TAXES
         Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

C.       PROPERTY AND EQUIPMENT

                                                  ESTIMATED
                                                 USEFUL LIFE      DECEMBER 31,
                                                   (YEARS)     1999           1998

Computer equipment                                    5      $154,457       $120,721
Office and manufacturing equipment                    5       187,785        135,823
Furniture                                             7        87,747         83,213
Software                                              3       112,020         87,905
                                                             --------       --------
                                                              542,009        427,662
Less accumulated depreciation and amortization                275,740        125,441
                                                             --------       --------
                                                             $266,269       $302,221
                                                             ========       ========


         Depreciation and amortization expense totaled $150,299, $83,251, $41,060 and $275,740 for the years ended December 31, 1999, 1998 and 1997 and for the period from inception (July 2, 1996) to December 31, 1999, respectively.

D.       ACCOUNTS PAYABLE - RELATED PARTY

         At December 31, 1998, included in accounts payable is $23,000 owed for consulting services provided by a nonemployee investor and board member of the Company. Related party expense totaled $261,000, (includes costs paid to the nonemployee investor and board member who also was interim CEO of the Company during the year) $94,000, $0 and $355,000 for the years ended December 31, 1999, 1998 and 1997, and for the period from inception (July 2, 1996) to December 31, 1999, respectively.


E.       NOTES PAYABLE

         In July 1998, the Company entered into an equipment loan agreement under which the Company borrowed $300,199 to finance previously purchased property and equipment. Borrowings under the loan are collateralized by the financed property and equipment with a net book value of $267,340. The loan is to be repaid over a 48-month period commencing on July 10, 1998 and bears interest at a rate of 9.8%. The loan agreement contains a subjective acceleration clause and, accordingly, the balance outstanding at December 31, 1999 and 1998 of $201,675 and $267,245, respectively, has been classified as a current liability.

         In connection with the equipment loan, the Company granted warrants to purchase 6,861 shares of common stock at an exercise price of $0.75 per share and are immediately exercisable on the date of issue and expire after six years. The fair value of the warrants on the date of issue was immaterial, and therefore not recorded in stockholders' equity (deficit) and as a discount on the equipment loan.

         During August 1998, the Company entered into a series of Convertible Promissory Notes ("Promissory Notes") with some of its current investors totaling $1,455,427. The Promissory Notes accrue interest at a rate of 9.0% per annum and are due and payable on the earlier of demand by the holders of 80% of the aggregate principal amount or February 28, 1999. Borrowings under the Promissory Notes are collateralized by all of the tangible and intangible personal property and fixtures of the Company. Contemporaneously with the closing date of the Company's Class D Preferred Stock Purchase Agreement, dated January 28, 1999, the outstanding principal plus accrued interest of $48,631 of the Promissory Notes automatically converted into 859,462 shares of the Company Class C Preferred Stock.

         In connection with these Promissory Notes, the Company granted 207,918 warrants to purchase common stock to participating investors. The warrants have an exercise price of $0.75. The warrants are immediately exercisable on the date of issue and expire in August 2003. The fair value of the warrants on the date of issue was immaterial, and therefore not recorded in stockholders' equity (deficit) and as an allocation of the proceeds on the principal amounts of the Promissory Notes.


F.       LEASE COMMITMENTS

         On January 2, 1997, the Company entered into a three-year lease agreement. Minimum future rental payments will be $8,826 in 2000 under this facility lease as well as other noncancelable operating leases.

         Rent expense for leased facilities was $95,464, $88,210, $83,895 and $291,147 for the years ended December 31, 1999, 1998 and 1997, and for the period from inception (July 2, 1996) to December 31, 1999, respectively.


G.       REDEEMABLE PREFERRED STOCK AND CAPITAL TRANSACTIONS

         Pursuant to Stock Subscription Agreements in early 1996, the Company sold 200,000 shares of common stock ($0.01 par value) for $0.05 per share. Additionally, pursuant to Vesting Stock Subscription Agreements dated as of October 4, 1996, the Company was authorized to issue and subsequently sold 314,000 shares of its common stock ($0.01 par value), for a purchase price of $0.05 per share. These shares vest over four years.

         Pursuant to Class A Preferred Stock Purchase Agreements dated October 4, 1996 and October 31, 1996, (the "Agreements"), the Company authorized the issue and sale of up to 1,600,000 shares of its common stock ($0.01 par value), for a purchase price of $0.05 per share and up to 800,000 shares of Class A redeemable convertible preferred stock ("Class A Preferred") ($0.01 par value) for a purchase price of $5.00 per share.

         In October 1996, the Company sold 799,999 shares of Class A redeemable convertible preferred stock at a price of $5.00 per share. Shares of the Class A Preferred are convertible into common stock at the option of the stockholder under a conversion formula which would currently result in a one-for-one exchange, subject to antidilution provisions. Mandatory conversion is required under certain circumstances, such as an initial public offering with net proceeds to the Company of $15,000,000 or more.

         Pursuant to Class B Preferred Stock Purchase Agreement, dated August 29, 1997, the Company authorized the issuance and sale of up to 560,000 shares of Class B redeemable convertible preferred stock ("Class B Preferred") ($0.01 par value). Concurrently, the Company sold 554,657 shares of Class B Preferred at a price of $7.50 per share. Shares of Class B Preferred are convertible into common stock at the option of the stockholder under a conversion formula which would currently result in a one-for-one exchange, subject to antidilution provisions. Mandatory conversion is required under certain circumstances, such as an initial public offering with net proceeds to the Company of $15,000,000 or more.

         Pursuant to an agreement dated January 28, 1999, the outstanding balance of $1,455,427 plus accrued interest of $48,631 for Convertible Promissory Notes (Note E) converted into 859,462 shares of the Company's Class C Preferred Stock ("Class C Preferred"). The Company authorized the issuance and sale of up to 860,000 shares of Class C Preferred ($0.01 par value) of which 859,462 shares were converted at a price of $1.75 per share. Shares of Class C Preferred are convertible into common stock at the option of the stockholder under a conversion formula which would currently result in a one-for-one exchange, subject to antidilution provisions. Mandatory conversion is required under certain circumstances, such as an initial public offering with net proceeds to the Company of $15,000,000 or more.

         Pursuant to the Class D Preferred Stock Purchase Agreement, dated January 28, 1999, and Amended and Restated Class D Preferred Stock, Class E Preferred Stock and Warrant Purchase Agreement, dated April 13, 1999, the Company authorized the issuance and sale of up to 2,797,000 shares of Class D Preferred Stock ("Class D Preferred") ($0.01 par value) and 1,993,000 shares of Class E Preferred Stock ("Class E Preferred") ($0.01 par value). Concurrently, the Company sold 2,638,087 shares of Class D Preferred at a price of $1.75 per share, and issued warrants for common stock in the amount of 25% of the Class D Preferred shares (659,522) to investors at an exercise price of $0.75. The warrants are immediately exercisable on the date of issue and expire in July 2004. Additionally, the Company sold 1,754,152 shares of Class E Preferred at a price of $1.75 per share.

         Stockholders of Class A, B, C, D and E Preferred are entitled to one vote for each share of common stock into which their shares can be converted and vote together with the common stockholders. The stockholders of Class A, B, C, D and E Preferred shall be entitled to receive annual dividends equal to $0.40, $0.60, $0.14, $0.14 and $0.14 per share, respectively. The dividends accrue semiannually each March 31 and September 30.

         In the event of a liquidation, (a sale of all or substantially all its assets by the Company or a merger by the Company with or into another entity in which fifty percent or more of the voting control is transferred) dissolution, or winding up of the Company, the stockholders of the Class A and B Preferred are entitled to receive a liquidation preference equal to $5.00 and $7.50 per share, respectively, including all accrued but unpaid dividends. Accordingly, the Company has recorded these dividends as an accretion for preferred stock.

         The Class D and Class E Preferred have a liquidation preference senior to all other series and classes of the Company's stock in an amount equal to $3.50 and $1.75 per share, respectively, plus any accrued but unpaid dividends. The Class C Preferred has a liquidation preference senior to the Series A Preferred, the Series B Preferred and all other series and classes of the Company's common stock (other than the Class D and Class E Preferred) in an amount equal to $1.75 per share plus any accrued but unpaid interest.

         The Company will, unless waived in writing by the holders of a majority of outstanding shares of each class of preferred stock, redeem one third of the shares of preferred stock outstanding on September 30, 2003, 2004 and 2005. Redemption will be made pro rata with respect to each holder of preferred stock. The redemption price will be $5.00 per share of Class A Preferred then outstanding, $7.50 per share of Class B Preferred then outstanding, $1.75 per share of Class C Preferred then outstanding, $3.50 per share of Class D Preferred then outstanding and $1.75 per share of Class E Preferred then outstanding, plus all accrued and unpaid dividends, if any.

         On June 30, 1999, the Company amended its Articles of Incorporation to effect a one-for-five reverse stock split of its capital stock including all of its common and preferred shares then outstanding and increased the number of common shares authorized for issuance to 9,684,000. All share data in these financial statements has been retroactively restated to reflect this reverse split.


H.       STOCK OPTION PLAN

         On December 19, 1996, the Company adopted the 1996 Stock Option Plan (the "Plan"). The Plan allows for the granting of up to 85,400 shares of stock appreciation rights ("SARs") or either statutory or nonstatutory options as defined by section 422 of the Internal Revenue Code.

         All options are granted at a price set by the Board of Directors which cannot be less than 100% of the fair market value at the date of the grant as determined by the Board of Directors. The vesting period of the SARs and options are at the discretion of the Board at a rate generally not to exceed 25% per year beginning with the first anniversary of the date of hire. The SARs and options expire ten years after the date of grant.

         On June 8, 1999, the Company adopted, subject to the approval of the Board of Directors and the shareholders of the Company, the 1999 Stock Option Plan (the "1999 Plan"). Concurrent with the adoption of the 1999 Plan, the 1996 Plan was terminated. All options granted under the 1996 Plan were exchanged for options with identical characteristics under the 1999 Plan. The 1999 Plan has reserved 1,256,645 shares of the Company's common stock for the granting of either statutory or non-statutory options as defined by Section 422 of the Internal Revenue Code and for the award of stock appreciation rights. Incentive options shall not have an exercise price less than the fair market value of the Company's common stock. The vesting period of the options and stock appreciation rights is at the discretion of the Board of Directors at a rate generally not to exceed 25% per year beginning six months subsequent to date of hire. The options and stock appreciation rights expire generally ten years after the date of grant. Following the adoption of the 1999 plan, the Company intends to no longer make grants from the 1996 Plan.

         The Company adopted the disclosure only provisions of SFAS 123, "Accounting for Stock-Based Compensation" and has applied APB Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized in the Company's financial statements for its stock option issuances at fair market value to employees under SFAS 123. Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates as calculated in accordance with SFAS 123, the Company's net loss for the year ended December 31, 1999 would not have been materially affected.

         Each year's grants are expensed over a number of future years and additional awards in future years are anticipated.

         The fair value of each stock option is estimated on the date of grant using the minimum value method with the following weighted-average assumptions: an expected life of seven years, no volatility, no dividends and a risk free interest rate of 5.25% for 1999 and 1998. A summary of the status of the Company's stock option plan as of December 31, 1999 is presented below:

                                               WEIGHTED
                                               AVERAGE
                                   NUMBER      EXERCISE
                                  OF SHARES      PRICE

Granted in 1997                      24,100     $ 0.65
Exercised                                 -          -
Canceled                                  -
                                  ---------     ------
Balance at December 31, 1997         24,100       0.65

Granted in 1998                      61,300       0.75
Exercised                                 -
Canceled                               (100)      0.75
                                  ---------     ------
Balance at December 31, 1998         85,300       0.71

Granted in 1999                   1,231,159      0.175
Exercised                            (2,027)      0.26
Canceled                            (51,581)      0.30
                                  ---------     ------
Balance at December 31, 1999      1,262,851     $ 0.21
                                  =========     ======

         The following table summarizes information about stock options outstanding at December 31, 1999:

     OPTIONS OUTSTANDING
------------------------------------------------     OPTIONS EXERCISABLE
                            WEIGHTED             --------------------------
                            AVERAGE    WEIGHTED      NUMBER        WEIGHTED
RANGE OF                   REMAINING   AVERAGE   EXERCISABLE AT    AVERAGE
EXERCISE      NUMBER       CONTRACT    EXERCISE   DECEMBER 31,     EXERCISE
 PRICES     OUTSTANDING      LIFE        PRICE        1999          PRICE

 $ 0.50         12,000        7         $ 0.50         9,000        $ 0.50
 $ 0.75         73,600        8         $ 0.75        23,689        $ 0.75
 $0.175      1,177,251        9.5       $0.175       275,935        $0.175
             ---------                               -------
             1,262,851                               308,624
             =========                               =======

I.       EMPLOYEE BENEFIT PLAN

         In 1998, the Company established the Cadent Medical Corporation 401(k) Plan (the "Plan"). The Plan covers those employees who have attained the age 21 and have completed one year of service (1,000 hour minimum). Eligible employees may contribute up to 15% of their annual compensation up to a limit of $10,000. The Company, at its discretion, may contribute to this plan. For the years ended December 31, 1999, 1998 and 1997, the Company did not contribute to the Plan. Employees are 100% vested in their contributions. Employer contributions vest over a four-year period as follows:
         Year 1: 0%, Year 2: 25%, Year 3: 60%, Year 4: 100%.

J.       INCOME TAXES

         No provision was provided for federal and state income tax purposes as the Company has incurred net operating losses since inception. At December 31, 1999, the Company has accumulated net operating loss ("NOL") carryforwards of approximately $18,300,000 for federal income tax purposes and $18,030,000 for state income tax purposes which may be used to reduce future taxable income . The federal and state NOL carryforwards expire at various years through 2019 and 2004, respectively. The Company has accumulated Research and Experimentation (R&E) tax credit carryforwards of approximately $500,000 for federal income tax purposes and $350,000 for state income tax purposes. The federal and state R&E tax credit carryforwards expire at various years through 2019.

         Utilization of these net operating loss carryforwards could be subject to an annual limitation based on certain changes in ownership of the Company as defined by section 382 of the Internal Revenue Code.

         At December 31, 1999, there were total deferred tax assets of approximately $8,105,000 primarily from operating loss carryforwards and R&E tax credit carryforwards. As required by Financial Accounting Statement No. 109, management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets. Management has considered the Company's history of losses and concluded, in accordance with the applicable accounting standards, that it is more likely than not that the Company will not generate future taxable income prior to the expiration of these net operating losses. Accordingly, the Company recorded a full valuation allowance against the net deferred tax asset.

K.       LITIGATION

         The Company and a key employee have been named in a lawsuit where the plaintiff is seeking injunctive relief and unspecified damages allegedly arising out of the key employee's alleged breach of an employment agreement with the plaintiff and alleged misappropriation of confidential and proprietary information belonging to the plaintiff as well as various claims of tortuous interference with a contract and unfair competition. On February 24, 2000, a verdict in favor of the plaintiff was issued. On June 5, 2000, the Company and key employee entered into a settlement agreement with the plaintiff in which the Company agreed to pay $2,200,000 to the plaintiff and both parties agreed to cease further action on all claims and counterclaims related to this matter. Accordingly, $2,200,000 and related legal and other costs have been recorded in the financial statements in accrued litigation costs and litigation cost expense.

L.       SUBSEQUENT EVENTS

         On May 25, 2000, the Company entered into a series of Promissory Notes ("Promissory Notes") with certain of its current investors totaling $4,000,000. The Promissory Notes accrue interest at a rate of 8.0% per annum and are due and payable on the earlier of demand by the holders of 66.7% of the aggregate principal amount or May 25, 2001. Borrowings under the Promissory Notes are collateralized by all of the tangible and intangible personal property and fixtures of the Company. Upon a subsequent equity financing, the Promissory Notes would be converted into the same equity securities issued in the subsequent financing. The note holders would receive either 125% or 115% of the principal amount outstanding based on certain circumstances. All accrued interest on the Promissory Notes would be paid in full by the Company. Upon a change of control, defined in the agreement, the note holders would receive cash or securities in the acquiror company equal to 125% or 115% of the principal amount outstanding based on certain circumstances, plus all accrued interest.

         On June 1, 2000, the Company entered into a severance letter agreement with a senior executive and director of the Company. The Company agreed to vest all the outstanding options and no longer subject the options and common stock held by the senior executive to forfeiture. Also, the Company agreed to a severance payment of $120,000, to be paid over a six-month period.

                             CADENT MEDICAL CORPORATION
                          (A DEVELOPMENT STAGE ENTERPRISE)

                         UNAUDITED CONDENSED BALANCE SHEET

                                                                       March 31, 2000
                                                                     ------------------

                              ASSETS
Current assets:
   Cash and cash equivalents                                               $   468,423
   Prepaid expenses                                                              9,975
                                                                     ------------------
Total current assets                                                           478,398

Equipment, net                                                                 243,142
Other assets                                                                    22,672
                                                                     ------------------
                                                                           $   744,212
                                                                     ==================

     LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS'
                             (DEFICIT)
Current liabilities:
   Accounts payable and accrued expenses                                  $  3,396,356
   Loan payable                                                                184,052
                                                                     ------------------
Total current liabilities                                                    3,580,408
                                                                     ------------------

Redeemable preferred stock , Classes A-E
    cumulative convertible, $.01 par value;
     7,010,000 shares authorized, 6,606,356
     issued and outstanding                                                 20,131,765

Stockholders' (deficit):
   Common stock - $.01 par value; 9,684,000 shares authorized,
     516,627 issued and outstanding                                              5,166
   Deficit accumulated during the development stage                        (22,973,127)
                                                                     ------------------
                                                                           (22,967,961)
                                                                     ------------------
                                                                           $   744,212
                                                                     ==================

                        CADENT MEDICAL CORPORATION
                     (A DEVELOPMENT STAGE ENTERPRISE)

                            UNAUDITED CONDENSED
                         STATEMENTS OF OPERATIONS

                                                           Three months            Three months
                                                               ended                  ended
                                                          March 31, 2000          March 31, 1999
                                                        --------------------    -------------------

Operating expenses:
   Research and development                                    $    768,753            $   619,274
   General and administrative                                        69,452                125,123
   Litigation costs                                                 890,220                210,708
                                                        --------------------    -------------------

Loss from operations                                             (1,728,425)              (955,105)
Interest income, net                                                 13,253                  7,293
                                                        --------------------    -------------------

Net loss                                                       $ (1,715,172)           $  (947,812)
                                                        ====================    ===================

                     CADENT MEDICAL CORPORATION
                  (A DEVELOPMENT STAGE ENTERPRISE)

   NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS MARCH 31, 2000

A.       NATURE OF BUSINESS

         Cadent Medical Corporation (the "Company") was established on July 2, 1996 for the purpose of developing, manufacturing and selling a noninvasive, externally wearable cardiac defibrillator. The Company's prototype device is currently under development. Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. Accordingly, the Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No 7. Management anticipates that substantially all future revenues will be derived from products under development or those developed in the future.

         The Company is subject to a number of risks similar to other companies in the industry, including rapid technological change, uncertainty of market acceptance of products, uncertainty of regulatory approval, competition from substitute products and larger companies, customers' reliance on third-party reimbursement, the need to obtain additional financing, compliance with government regulations, protection of proprietary technology, dependence on third-parties, product liability, and dependence on key individuals.

         The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a limited operating history, has incurred losses from operations since its inception and has a net stockholders' deficit. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters include continued development, marketing and licensing of its products as well as seeking additional financing arrangements, sale of the Company or other alternative methods. Although, management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining financing on terms acceptable to the Company or the sale of the Company will be consummated. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

B.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         In the opinion of the Company's management, the accompanying condensed unaudited financial statements include all adjustments (which consist only of normal recurring adjustments) necessary for a fair presentation of its financial position at March 31, 2000 and results of operations for the periods presented. Although the Company believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted and should be read in conjunction with the Company's audited financial statements at December 31, 1999, included herein. Results of operations for the three months ended March 31, 2000 are not necessarily indicative of results for the full year.

C.       SUBSEQUENT EVENT

         On July 1, 2000 the Company was acquired by Cardiac Science, Inc. ("Cardiac"), a publicly-held company that manufacuters and marked software driven non-invasive (non-surgical) Automatic External Cardioverter Defibrillator ("AECD") devices to treat persons suffering from or at a high risk of life-threatening arrhythmias. As consideration, the Cadent shareholders received an aggregate of 4.5 million shares of restriced common stock of Cardiac. This business combination will be accounted for by the purchase method of accounting. No adjustments have been included in these unaudited condensed financial statements for this transaction.

(b)      Unaudited Pro Forma Financial Data

         The following unaudited pro forma consolidated condensed financial statements of Cardiac Science, Inc. give effect to the acquisition of Cadent Medical Corporation as if it had occurred on January 1, 1999 for the statement of operations and the balance sheet at March 31, 2000.

         The unaudited pro forma consolidated condensed statements are presented for illustrative purposes only, and do not purport to represent what Cardiac Science's financial position or results of operations would have been if the Cadent acquisition had occurred as of the dates indicated or what such results will be as of any future date or for any future periods. The unaudited pro forma financial data are based on the historical consolidated financial statements of Cardiac Science, Cadent and the assumptions and adjustments described in the accompanying notes.

         The unaudited pro forma statement of operations of Cardiac Science includes a non-recurring charge related to the Cadent transaction of approximately $15.8 million for in process research and development. Allocation of the purchase price for goodwill and in process research and development are estimates and may change. The Company has engaged a valuation consultant and is working with this consultant to determine a final allocation of the purchase price.

         The unaudited pro forma consolidated condensed financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Cardiac Science and the historical financial statements and related notes thereto of Cadent.

                      CARDIAC SCIENCE, INC.

          UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                    STATEMENTS OF OPERATIONS

(dollars in 000's, except share and per share data)

                                               Cardiac Science        Cadent Medical        Acquisition             Pro Forma
                                                    Year               Corporation          Adjustments              Combined
                                                    ended               Year ended
                                              December 31, 1999     December 31, 1999
                                              ------------------    -------------------    ---------------       -----------------
Sales                                                   $   103                    ---                                   $    103
Cost of goods sold                                           98                    ---                                         98
                                              ------------------    -------------------    ---------------       -----------------
Gross profit                                                  5                                                                 5

Operating expenses:
   Research and development                               4,406                  3,344                                      7,750
   Selling expenses                                       1,370                    ---                                      1,370
   General and administrative                             1,853                    437                                      2,290
   Amortization of goodwill                                 ---                    ---              1,090  (a)              1,090
   Litigation costs                                         ---                  4,602                                      4,602
                                              ------------------    -------------------    ---------------       -----------------

Loss from operations                                     (7,624)                (8,383)            (1,090)                (17,097)
Interest income, net                                         21                    146                                        167
Loss in unconsolidated affiliate                           (115)                   ---                                       (115)
                                              ------------------    -------------------    ---------------       -----------------

Loss  before provision for income taxes                  (7,718)                (8,237)            (1,090)                (17,045)
Provision for income taxes                                    2                    ---                                          2
                                              ------------------    -------------------    ---------------       -----------------

Net loss                                                $(7,720)                (8,237)            (1,090)             $  (17,047)
                                              ==================    ===================    ===============       =================

Basic and diluted loss per share                                                                                       $    (1.25)
                                                                                                                 =================

Number of shares used in the computation of
loss  per share                                                                                                        13,612,561
                                                                                                                 =================

                                          CARDIAC SCIENCE, INC.

                                UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                                        STATEMENTS OF OPERATIONS

(dollars in 000's, except share and per share data)

                                               Cardiac Science        Cadent Medical        Acquisition              Pro Forma
                                                Three months           Corporation          Adjustments              Combined
                                                    ended              Three months
                                               March 31, 2000             ended
                                                                      March 31, 2000
                                              ------------------    -------------------    ---------------        ----------------
Sales                                                 $     625                    ---                                   $    625
Cost of goods sold                                          575                    ---                                        575
                                              ------------------    -------------------    ---------------        ----------------
Gross profit                                                 50                                                                50

Operating expenses:
   Research and development                               1,138                    769                                      1,907
   Selling expenses                                         925                    ---                                        925
   General and administrative                               717                     69                                        786
   Amortization of goodwill                                 ---                    ---                272  (b)                272
   Litigation costs                                         ---                    890                                        890
                                              ------------------    -------------------    ---------------        ----------------

Loss from operations                                     (2,730)                (1,728)              (272)                 (4,730)
Interest income, net                                         12                     13                                         25
                                              ------------------    -------------------    ---------------        ----------------

Loss  before provision for income taxes                  (2,718)                (1,715)              (272)                 (4,705)
Provision for income taxes                                    2                    ---                                          2
                                              ------------------    -------------------    ---------------        ----------------

Net loss                                             $   (2,720)                (1,715)              (272)              $  (4,707)
                                              ==================    ===================    ===============        ================

Basic and diluted loss per share                                                                                        $   (0.28)
                                                                                                                  ================

Number of shares used in the computation of
loss  per share                                                                                                        16,652,303
                                                                                                                  ================

                                       CARDIAC SCIENCE, INC.

                              UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                                           BALANCE SHEET

(dollars in 000's)

                                                     Cardiac        Cadent Medical      Acquisition              Pro Forma
                                                     Science          Corporation       Adjustments               Combined
                                                  March 31, 2000    March 31, 2000
                                                  ---------------   ----------------   ---------------         ---------------
                     ASSETS
Current assets:
   Cash and cash equivalents                           $   2,622                468              (468) (c)          $   2,622
   Accounts receivable, net                                  391                ---                                       391
   Inventory                                                 886                ---                                       886
   Prepaid expenses                                          100                 10                                       110
                                                  ---------------   ----------------   ---------------         ---------------
Total current assets                                       3,999                478              (468)                  4,009

Equipment, net                                               457                243                                       700
Goodwill                                                     ---                ---             6,558  (c)              6,588
Other assets                                                  79                 23                                       102
                                                  ---------------   ----------------   ---------------         ---------------
                                                       $   4,535                744             6,120               $  11,399
                                                  ===============   ================   ===============         ===============

 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable and accrued expenses               $   2,127              3,396            (3,396) (c)          $   2,127
   Current portion of capital lease obligation                41                ---                                        41
   Loan payable                                              ---                184                                       184
                                                  ---------------   ----------------   ---------------         ---------------
Total current liabilities                                  2,168              3,580            (3,396)                  2,352
                                                  ---------------   ----------------   ---------------         ---------------

Long term portion of capital lease obligation                175                ---                                       175
                                                  ---------------   ----------------   ---------------         ---------------

Redeemable preferred stock , Classes A-E
   cumulative convertible, $.01 par value;
     7,010,000 shares authorized, 6,606,356
     issued and outstanding                                  ---             20,132           (20,132) (c)                ---

Stockholders' equity (deficit):
   Preferred stock - $.001 par value;
      1,000,000 shares authorized, none
      issued or outstanding                                  ---                ---               ---                     ---

   Common stock - $.001 par value; 40,000,000
     shares authorized, 12,320,627 issued and
     outstanding at March 31, 2000 and 16,820,627
     at March 31, 2000 on a pro forma basis                   12                  5                (1) (c)                 16
   Additional paid-in capital                             23,838                ---            22,496  (c)             46,334
   Accumulated deficit                                   (21,658)           (22,973)            7,153  (b,c)          (37,478)
                                                  ---------------   ----------------   ---------------         ---------------
                                                           2,192            (22,968)           29,648                   8,872
                                                  ---------------   ----------------   ---------------         ---------------
                                                       $   4,535                744             6,120               $  11,399
                                                  ===============   ================   ===============         ===============

                                          CARDIAC SCIENCE, INC.

                           NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                               BALANCE SHEET AND STATEMENTS OF OPERATIONS


(a) Assumes the transaction was completed on January 1, 1999 and reflects 12 months amortizaiont of goodwill of $1,089,773 beginning January 1, 1999. The goodwill has been estimated to be 6 years.

(b) Reflects 3 months amortization of goodwill of $272,443 beginning January 1, 2000.

(c) Under purchase accounting, the total purchase price will be allocated to the acquired assets and liabilities of Cadent Medical Corporation based on their relative fair values as of the closing date of July 1, 2000 with the balance of the purchase price allocated to goodwill and in process research and development. This entry reflects an estimate of the allocation to the acquired assets, liabilities, in process research and development and goodwill. The estimated amount of in process research and development is excluded from the pro forma statement of operations as it is a one time non-recurring charge. The final allocations could be different from the amounts reflected herein, and such differences may be significant. The amount and components of the estimated purchase price along with the allocation of the estimated purchase price to assets purchased and liabilities assumed as though the transaction had occurred on March 31, 2000 are as follows:

                      Prepaid expenses                                       $     9,975
                      Property & equipment, net                                  243,142
                      Other assets                                                22,672
                      Loan payable                                             (184,052)
                      In process research & development                       15,820,000
                      Goodwill                                                 6,588,263
                                                                       ------------------
                      Total purchase price                                 $  22,500,000
                                                                       ==================

         This entry reflects the elimination of all stockholder equity accounts of Cadent and assumes that Cadent's accounts payable and accrued expenses in the amount of $3,396,356 will be retired on the closing date by additional capital contributions of the Cadent shareholders and any available cash.